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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                               Knight-Ridder, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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To Our Knight Ridder Employee Shareholders:

Welcome to Internet voting for the Knight Ridder 2000 Annual Meeting, to be held at 9:30 a.m. Tuesday, April 25, at the Fairmont Hotel, 170 South Market St., San Jose, Calif.

We are asking you to give your proxy for your Knight Ridder shares by Internet.

In the past, you have received a proxy card in the mail, along with a proxy statement and an annual report. In an effort to reduce costs and facilitate voting, all of this material will be supplied electronically. To see the proxy and annual report, simply connect to the company's Web site at www.kri.com and look under "Financial News."

If you wish to have a paper copy of these documents and/or a paper proxy card, contact the Knight Ridder literature request line at 408-938-7878. Be sure to identify yourself as an employee shareholder, and leave your name, address and phone number and tell us what you wish to receive. It will be mailed to you.

To vote on the four items contained in the proxy, you will need to link to our electronic voting site at http://www.eproxy.com/kri/ and follow the instructions.

To do that, you will need to use your unique control number. Your control number is:
[ ]

User hint: You can highlight this number and cut and paste it into the appropriate field on the Web page.

If you receive more than one e-mail from us, your shares are probably registered in more than once account [for example, Employee Stock Purchase Plan and 401(k) shares.] Each will have its own control number; please vote in response to each e-mail to ensure that all your shares are voted.

Your vote is important to us. Please record your votes as soon as possible before April 24th. If you change your mind after voting, simply vote again: the tabulator will record your most recent instruction.

You may also vote your shares by telephone. To do so, call toll free on a touch tone phone 1-800-840-1208 - anytime and follow the recorded instructions. You will need the 11-digit control number shown above.

Thank you for your participation.

If you have any questions, call Lee Ann Schlatter, director of corporate communications, at 408-938-7839.